1CLICK TO EDIT MASTER TITLE STYLE GUIDANCE PRESENTATION 2024

2FORWARD-LOOKING STATEMENTS This presentation should be read in conjunction with the unaudited condensed consolidated financial statements appearing in our press release dated February 22, 2024, which has been furnished as Exhibit 99.1 to our Form 8-K furnished on February 22, 2024. The Company makes statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward- looking statements. Likewise, all of our statements regarding our 2024 outlook and related assumptions, projections, anticipated growth in our funds from operations (“FFO”), normalized funds from operations (“NFFO”), and net operating income (“NOI”) are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward- looking statements depend on assumptions, data or methods which may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). For further discussion of risk factors and other events that could impact our future results, please refer to the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), and the documents subsequently filed by us from time to time with the SEC. The Company's actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company's filings with the SEC. These factors include, without limitation: (a) the future performance of the Company’s operating property portfolio; (b) developments related to the Company’s real estate financing program; (c) future financing activities, acquisitions, and dispositions; (d) the Company's ability to continue construction on development and construction projects, in each case on the timeframes and on terms currently anticipated; and (e) the Company's ability to maintain compliance with the covenants under its existing debt agreements or to obtain modifications to such covenants from the applicable lenders. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law. The Company does not provide a reconciliation for its guidance range of Normalized FFO per diluted share to net income per diluted share, the most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimate of reconciling items and the information is not available without unreasonable effort as a result of the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income per diluted share. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of Normalized FFO per diluted share would imply a degree of precision for its forward-looking net income per diluted share that could be misleading to investors.

32024 OUTLOOK & ASSUMPTIONS LOW HIGH PORTFOLIO NOI $165.6M $170.0M CONSTRUCTION SEGMENT PROFIT $12.8M $14.3M G&A EXPENSES $18.8M $18.2M INTEREST INCOME $18.8M $19.4M INTEREST EXPENSE(1) $57.4M $56.8M NORMALIZED FFO PER DILUTED SHARE $1.21 $1.27 GUIDANCE ASSUMPTIONS • Southern Post and T. Rowe Price Global HQ stabilized 4Q24 • Allied | Harbor Point delivered 3Q24 with 18-month lease-up to stabilization • Opportunistic sale of common stock through the ATM program • Begin funding new real estate financing project in the second half of 2024 • Construction gross profit consistent with 2023, resulting in profit recognition concentrated more in the first half of 2024 (1) Includes the interest expense on finance leases and interest receipts of non-designated derivatives. $ IN MILLIONS

4ESTIMATED NOI & FEE INCOME (1) Based on management’s guidance. (2) Includes adjustment for noncontrolling interest in investment entities. (3) JV property income for 2024 includes $2.4M derived from the T. Rowe Price Global HQ and carries ($1.7M) from Allied | Harbor Point, resulting in estimated net JV income of ~$1M. (4) Fully stabilized JV property income includes $9.6M derived from our 50% ownership of the T. Rowe Price Global HQ and assumes Allied | Harbor Point has been disposed at stabilization. $ IN MILLIONS $109 $124 $145 $159 $167 $178 $17 $17 $16 $15 $19 $16 $8 $4 $7 $13 $14 $10 $0 $50 $100 $150 $200 2020 2021 2022 2023 2024E Projected Fully Stabilized Portfolio⁽¹⁾ 88% 12% 81% 19% $10 $1 2020 2021 2022 2023 2024E Projected Fully Stabilized Portfolio⁽¹⁾ CAGR Portfolio NOI(2) $109 $124 $145 $159 $167 $178 8.5% JV Property Income - - - - 1 (3) 10 (4) 0.0% Construction Gross Profit 8 4 7 13 14 10 3.8% Mezz Income 17 17 16 15 19 16 -1.0% Total Fee Income $25 $21 $23 $28 $33 $26 0.7% Total $134 $145 $168 $187 $201 $214 8.1%

5

EVOLVING STABILIZED PORTFOLIO GAAP NOI COMPOSITION

$ IN MILLIONS

PORTFOLIO COMPOSITION[1]	2023	2024E MIDPOINT	PROJECTED FULLY STABILIZED
RETAIL	*$73*	*$76*	*$77* [2]
OFFICE[3]	*$51*	*$53*	*$59* [2]
MULTIFAMILY[4]	*$35*	*$38*	*$42* [2]
JV PROPERTY INCOME	*$0*	*$1* [5]	*$10* [6]
TOTAL	*$159*	*$168*	*$188*


2023
22%
46%
32%
2024E Guidance Midpoint
1%
23%
45%
31%
Projected Property Segment NOI Fully Stabilized
5%
22%
41%
32%
Retail
Multifamily
Office
JV Income

(1) Includes AHH rent.
(2) Assumes Southern Post is delivered and stabilized consistent with the schedule on page 17 of the 4Q23 Supplemental Financing Package.
(3) Includes adjustment for noncontrolling interest in investment entities for Constellation Energy Building JV partnership.
(4) Includes adjustment for noncontrolling interest in investment entities for JV partnerships related to 1305 Dock Street and The Residences Annapolis Junction, the derivative for which expired in November 2023, post-disposition of the property.
(5) JV property income for 2024 includes $2.4M derived from the T. Rowe Price Global HQ and carries ($1.7M) from Allied | Harbor Point, resulting in estimated net JV income of ~$1M.
(6) Fully stabilized JV property income includes $9.6M derived from our 50% ownership of the T. Rowe Price Global HQ and assumes Allied | Harbor Point has been disposed at stabilization.

6TREND COMPARISONS $ IN MILLIONS $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 NOI EBITDA NFFO Total Dividend 2022 2023 2024E 2022 2023 2024E NOI $151 $159 $167 EBITDA $158 $175 $182 NFFO $107 $110 $112 Total Dividend $62 $69 $73